UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 8, 2019

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                          Entry into a Material Definitive Agreement.

On February 8, 2019, TrueCar, Inc., a Delaware corporation (the “Company”), completed the acquisition (the “Acquisition”) of 20% of the outstanding equity interests of Accu-Trade, LLC, a Delaware limited liability company (“Accu-Trade”), from R.M. Hollenshead Auto Sales & Leasing, Inc., a Florida corporation (“RHAS”), Robert M. Hollenshead (“Hollenshead”) and Jeffrey J. Zamora (“Zamora” and, together with RMHS and Hollenshead, the “Sellers”), pursuant to a Membership Interest Purchase Agreement, dated as of February 8, 2019 (the “Purchase Agreement”), by and among Accu-Trade, RMHS, Hollenshead, Zamora and the Company.

Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions thereof, the Company paid the Sellers $17.915 million in cash consideration (of which $2 million was temporarily withheld in escrow to secure the Sellers’ indemnification obligations) for 20% of the outstanding equity interests of Accu-Trade and made a $5 million capital contribution to Accu-Trade.

The foregoing description of the Purchase Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Purchase Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may be intended not as statements of fact but rather as a means of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Purchase Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Accu-Trade, the Sellers or any of their respective subsidiaries or affiliates.

In connection with the execution of the Purchase Agreement and the consummation of the transactions contemplated thereby, (i) Accu-Trade, the Sellers and the Company amended and restated Accu-Trade’s operating agreement to reflect the admission of the Company as a member of Accu-Trade, (ii) Accu-Trade and the Company entered into a software and data license agreement pursuant to which Accu-Trade licenses to the Company certain software and data to be used in providing the Company’s TrueCar Trade product and (iii) a pilot program agreement pursuant to which the Company provided its TrueCar Trade product was terminated.

Item 2.02                                          Results of Operations and Financial Condition.

On February 14, 2019, the Company announced its financial results for the fiscal quarter and year ended December 31, 2018. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Items 2.02 and 9.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

2.1* Membership Interest Purchase Agreement, dated as of February 8, 2019, by and among TrueCar, Inc., Accu-Trade, LLC,

R.M. Hollenshead Auto Sales & Leasing, Inc., Robert M. Hollenshead and Jeffrey J. Zamora.
99.1 Press Release issued by TrueCar, Inc. on February 14, 2019.

*    Schedules and exhibits to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K under the Exchange Act. The Company agrees to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request, but reserves the right to request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary

 Date:  February 14, 2019